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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported)  FEBRUARY 10, 1995
                                                        -----------------

                               CIGNA CORPORATION
             (Exact name of registrant as specified in its charter)


           DELAWARE                1-8323            06-1059331
           --------                ------            ----------
  (State or other jurisdiction    (Commission       (IRS Employer
      of incorporation)           File Number)      Identification No.)



              ONE LIBERTY PLACE, 1650 MARKET STREET, P.O. BOX 7716
                    PHILADELPHIA, PENNSYLVANIA          19192-1550
              ----------------------------------------------------
              (Address of principal executive offices)  (Zip Code)



               Registrant's telephone number, including area code


                                 (215) 761-1000
                                 --------------

                                 NOT APPLICABLE
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)
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Item 5.  Other Events.

        On February 10, 1995, A.M. Best Company, Inc. (Best) upgraded to A- (fourth of 15 ratings) its rating of four of CIGNA's domestic property and casualty insurance subsidiaries that had formerly constituted part of a larger pool of B++ (fifth of 15) rated companies. Best stated that the A- rating is "under review with developing implications". Best also downgraded to B+ (sixth of 15) its rating of the remaining subsidiaries in the pool and of two subsidiaries that fully reinsure with the pool. The B+ rating is "under review with negative implications". Best characterizes the A- rating as "excellent" and the B+ rating as "very good". Both ratings are in Best's "secure" category and are expected to be re-evaluated mid-year 1995. CIGNA does not expect the effect of the downgrade to be material to its results of operations, liquidity or financial condition.

         On February 13, 1995, the registrant issued a news release regarding its fourth quarter and year-end 1994 results, a copy of which is filed as
Exhibit 20 hereto and is incorporated herein by reference.


Item 7.  Financial Statements and Exhibits.

         (c) The exhibit accompanying this report is listed in the Index to Exhibits below.




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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           CIGNA CORPORATION


Date: February 14, 1995                    By: /s/ Gary A. Swords
                                               -------------------------------
                                               Gary A. Swords
                                               Vice President and
                                               Chief Accounting Officer


                               Index to Exhibits
                               -----------------

Number                 Description                        Method of Filing
- ------                 -----------                        ----------------
20                     CIGNA Corporation                   Filed herewith.
                       news release dated
                       February 13, 1995





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